                                  EXHIBIT 15

                                                                  CONFORMED COPY


                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER (this "Merger Agreement") made and entered into this
                                ----------------
26th day of February, 1997 by and between LESLIE'S POOLMART a California corporation ("Leslie's California"), and LPM HOLDINGS, INC., a Delaware
              -------------------
corporation ("Leslie's Delaware");
              -----------------


                                  WITNESSETH:

     WHEREAS, Leslie's Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Leslie's California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, Leslie's Delaware has authority to issue 5,000,000 shares of Common Stock, par value $.001 per share (which class of shares is herein called the "Delaware Common Stock") of which
                                             ---------------------
10,000 shares are issued and outstanding and owned by Leslie's California, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding; and prior to the Effective Date, the authorized number of shares of Delaware Common Stock will be increased to 12,000,000;

     WHEREAS, on the date of this Merger Agreement, Leslie's California has authority to issue 40,000,000 shares of Common Stock, (the "California Common
                                                            -----------------
Stock") of which 6,550,966 shares are issued and outstanding, and 1,000,000
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shares of Preferred Stock, of which no shares are issued and outstanding;

     WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have determined that, for the purpose of effecting the reincorporation of Leslie's California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders and sole stockholder, respectively, that Leslie's California merge with and into Leslie's Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have approved this Merger Agreement and the board of directors of Leslie's California and Leslie's Delaware have directed that this Merger Agreement be submitted to a vote of their shareholders and sole stockholder, respectively;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Leslie's California and Leslie's Delaware hereby agree to merge as follows:

          (1) Merger. Leslie's California shall be merged with and into Leslie's Delaware, and Leslie's Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made
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     effective in accordance with applicable law (the "Effective Date").
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

          (2) Directors and Officers and Governing Documents. The directors and officers of Leslie's Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The certificate of incorporation of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the certificate of incorporation of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws, except that on the Effective Date Article I of said certificate of incorporation shall be amended to read in its entirety as follows: "The name of this Corporation shall be: Leslie's Poolmart, Inc." The bylaws of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the bylaws of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

          (3) Succession. On the Effective Date, Leslie's Delaware shall succeed to Leslie's California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and
     Section 1107 of the General Corporation Law of the State of California.

          (4) Further Assurances. From time to time, as and when required by Leslie's Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Leslie's California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Leslie's Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Leslie's California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Leslie's Delaware are fully authorized in the name and on behalf of Leslie's California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          (5) Common Stock of Leslie's California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Common Stock.

          (6) Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Common Stock shall for all purposes evidence ownership of and represent the shares of Delaware Common Stock into which the shares of California Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Leslie's Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Leslie's Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

          (7) Stock Options. Forthwith upon the Effective Date, each (i) outstanding option to purchase shares of California Common Stock granted under the Leslie's California 1990 Stock Option Plan and the Leslie's California 1992 Directors' Stock Incentive Plan (collectively, the "Plans")
                                                                         -----
     and (ii) outstanding option to purchase California Common Stock not granted under the Plans, shall be converted into and become an option

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     to purchase the same number of shares of Delaware Common Stock at the same option price per share as in effect on the Effective Date and, in the case of options granted under the Plans (collectively, the "Plan Options"), upon
                                                            ------------
     the same terms and subject to the same conditions as set forth in the Plans, and, in the case of all options not granted under the Plans (collectively, the "Non-Plan Options"), upon the same terms and subject to
                         ----------------
     the same conditions as set forth in the agreements or instruments that govern the Non-Plan Options. A number of shares of Delaware Common Stock shall be reserved for purposes of the Plans equal to the number of shares of California Common Stock so reserved as of the Effective Date. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under the Plans, the outstanding Plan Options or portions thereof granted pursuant to the Plans and all Non-Plan Options.

          (8) Other Employee Benefit Plans. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

          (9) Common Stock of Leslie's Delaware. Forthwith upon the Effective Date, the 10,000 shares of Delaware Common Stock presently issued and outstanding in the name of Leslie's California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Leslie's Delaware shall be issued in respect thereof.

          (10) Covenants of Leslie's Delaware. Leslie's Delaware covenants and agrees that it will, on or before the Effective Date:

                (a) Qualify to do business as a foreign corporation in the State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of
          Section 2105 of the California Corporations Code.

                (b) File any and all documents with the California Franchise Tax Board necessary to the assumption by Leslie's Delaware of all of the franchise tax liabilities of Leslie's California.

          (11) Book Entries. As of the Effective Date, entries shall be made upon the books of Leslie's Delaware in accordance with the following:

                (a) The assets and liabilities of Leslie's California shall be recorded at the amounts at which they were carried on the books of Leslie's California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 10,000 shares of Delaware Common Stock presently issued and outstanding.

                (b) There shall be credited to the common stock account of Leslie's Delaware the aggregate amount of the par value of all shares of Delaware Common Stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

                (c) There shall be credited to the capital surplus account of Leslie's Delaware the aggregate of the amounts shown in the common stock and capital

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

          surplus accounts of Leslie's California immediately prior to the Effective Date, less the amount credited to the common stock account of Leslie's Delaware pursuant to Paragraph (b) above.

                (d) There shall be credited to the retained earnings account of Leslie's Delaware an amount equal to that carried in the retained earnings account of Leslie's California immediately prior to the Effective Date.

          (12) Amendment. At any time before or after approval and adoption by the shareholders of Leslie's California, this Merger Agreement may be amended in any manner (except that Paragraph (5) may not be amended without the approval of the shareholders of Leslie's California), as may be determined in the judgment of the respective boards of directors of Leslie's Delaware and Leslie's California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

          (13) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the board of directors of either Leslie's California or Leslie's Delaware with the approval of the board of directors of the other corporation, notwithstanding approval of this Merger Agreement by the stockholders of Leslie's Delaware or the shareholders of Leslie's California or both.

          (14) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                            [SIGNATURE PAGE FOLLOWS]

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           IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the boards of directors of Leslie's California and Leslie's Delaware, is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.


                               LPM HOLDINGS, INC.,
                               a Delaware corporation

                               By:/s/ BRIAN P. MCDERMOTT
                                  ---------------------------
                                    Brian P. McDermott,
                                    President

                               By:/s/ ROBERT D. OLSEN
                                  ---------------------------
                                    Robert D. Olsen,
                                    Secretary


                               LESLIE'S POOLMART
                               a California corporation



                               By:/s/ BRIAN P. MCDERMOTT
                                  ---------------------------
                                    Brian P. McDermott,
                                    President and Chief
                                    Executive Officer

                               By:/s/ CYNTHIA G. WATTS
                                  ---------------------------
                                    Cynthia G. Watts,
                                    Secretary

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

              CERTIFICATE OF THE SECRETARY OF LPM HOLDINGS, INC.

     I, Robert D. Olsen, Secretary of LPM HOLDINGS, INC., a Delaware corporation, ("Leslie's Delaware"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's Delaware and Leslie's Poolmart, a California corporation, was duly submitted to the sole stockholder of Leslie's Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole stockholder of Leslie's Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding stock of Leslie's Delaware entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Leslie's Delaware and as the agreement and act of Leslie's Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this ______ day of ___________________, 1997.




                              ________________________________
                                     Robert D. Olsen,
                                      Secretary

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

               CERTIFICATE OF THE SECRETARY OF LESLIE'S POOLMART

     I, Cynthia G. Watts, Secretary of LESLIE'S POOLMART, a California corporation ("Leslie's California"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's California and LPM Holdings, Inc., a Delaware corporation, was duly submitted to the shareholders at a meeting of shareholders called for the purpose of acting on said Agreement of Merger after due notice of the time, place and purpose of said meeting was mailed to each holder of Common Stock of Leslie's California at his, her or its address as it appears on the records of Leslie's California in the manner provided under the provisions of Section 601 of the California Corporations Code and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting a majority of the outstanding Common Stock of Leslie's California entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the shareholders of Leslie's California and as the agreement and act of Leslie's California.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this _____ day of ______________________, 1997.



                              ________________________________
                                     Cynthia G. Watts,
                                        Secretary

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